FOR IMMEDIATE RELEASE
FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (724) 741 - 8570
Investor Relations Contact: Kenneth Krause (724) 741 - 8534

MSA Announces Second Quarter Results
Quarterly GAAP earnings include a charge related to recent product liability settlements and estimated indemnity on all asserted cumulative trauma product liability claims, which did not have a cash impact in the quarter; Adjusted earnings were $33 million, growing 10 percent on continued product margin expansion and a streamlined cost structure

PITTSBURGH, August 3, 2017 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today reported results for the second quarter of 2017.
Quarterly Highlights

•	Reported revenue was $289 million, decreasing 2 percent from a year ago on both a reported and constant currency basis.

•
GAAP earnings from continuing operations were $13 million or $0.32 per diluted share, compared to $29 million or $0.77 per diluted share in the same period a year ago. The decline in GAAP earnings is fully attributable to a $30 million pre-tax charge related to product liability settlements and an increased reserve reflecting all asserted cumulative trauma product liability claims. This charge did not have a cash impact in the second quarter.

•	Adjusted earnings were $33 million or $0.85 per diluted share, compared to $30 million or $0.79 per diluted share a year ago.

•
The company recently completed its acquisition of Globe Manufacturing Company in an all-cash transaction valued at $215 million. The transaction is expected to be accretive to GAAP earnings by $0.10 - $0.15 per share and accretive to adjusted earnings by $0.20 - $0.25 per share in the first 12 months of ownership.

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•
Cash flow from operating activities was $50 million, compared to $24 million in the same period a year ago. The company continues to make progress collecting its insurance receivable, and received $22 million during the quarter from its insurance carriers, bringing total year-to-date collections to $110 million.

Cumulative Trauma Product Liability Charge
The company increased its cumulative trauma product liability reserve by $84 million in the second quarter related to recent product liability settlements and estimated indemnity for all asserted cumulative trauma claims, bringing the total reserve to $93 million. The company’s quarterly GAAP results include a $30 million, or $21 million after tax ($0.53 per diluted share) charge, which reflects the increase to the reserve, net of expected insurance collections.

•
Approximately $75 million of the increase to the reserve relates to product liability settlements reached in August 2017. The company will pay $25 million towards these settlements in the second half of 2017, with the balance expected to be paid ratably over seven quarters beginning in the first quarter of 2018 and ending in the third quarter of 2019. The settlements enable the company to gain more certainty around its cash flow position in the coming years while reducing future exposure related to cumulative trauma claims. As a result of these settlements, the company is now largely self-insured for cumulative trauma claims.

•	The remaining increase to the reserve reflects estimated indemnity for all other asserted cumulative trauma product liability claims.

•	The liability is related to legacy products designed, manufactured and sold many years ago. These products are not currently sold by the company.

•
The cash impact associated with payments for cumulative trauma product liability claims has been reflected in the company’s operating cash flow since 2005, without the benefit of inflows from insurance proceeds in most of those years. Due to the recent success in collecting disputed available insurance, the company expects to have cash flow streams from past and future settlements to fund this liability without a material impact on its current capital allocation priorities.

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Comments from Management
“The charge to our GAAP earnings, which did not have a cash impact in the quarter, relates to product liability settlements and estimated indemnity on all asserted cumulative trauma product liability claims. For more than a decade, we have funded product liability settlements from operating cash flow, without the benefit of inflows from insurance proceeds. In the past year, we have made great progress collecting insurance proceeds and establishing cash flow streams for the future, which will allow us to fund this liability without a material impact on our current capital allocation priorities,” said William M. Lambert, MSA Chairman and CEO.

"Our second quarter operating results reflect our ongoing focus on streamlining MSA’s cost structure, expanding product margins, and generating higher levels of cash flow," Mr. Lambert continued. "Most notably, we were able to improve gross profit by 40 basis points and drive 10 percent adjusted earnings growth in the quarter."

Mr. Lambert noted that revenue driven by short-cycle industrial products, including hard hats and fall protection equipment, continued to gain momentum in the quarter. “In particular, our previous investments in R&D and acquisitions have enabled us to capitalize on stronger market conditions to drive double-digit revenue growth in each of these areas." Mr. Lambert added that sales of hard hats, which increased 15 percent in the quarter, were supported by the company's market leading Fas-Trac® III Suspension and its ability to offer customers best-in-class customization options. He also commented that the company's 16 percent quarterly growth in fall protection was driven largely by Latchways, the UK-based fall protection manufacturer MSA acquired in 2015.

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“We have a strong history of using our balance sheet to complete acquisitions, like Latchways and General Monitors, that drive shareholder value,” Mr. Lambert said. “Similarly, our recently completed acquisition of Globe is an excellent strategic and financial fit, helping us continue to enhance our market leadership position in the U.S. fire service. Going forward, we remain focused on managing our cost structure while strategically deploying capital for investments that will continue to drive profitable growth and market share gains," Mr. Lambert concluded.

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MSA Safety Incorporated
Condensed Consolidated Statement of Income (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net sales	$288,775	$295,998	$554,540	$575,266
Cost of products sold	155,170	160,143	301,213	318,706
Gross profit	133,605	135,855	253,327	256,560

Selling, general and administrative	73,943	75,716	149,926	154,911
Research and development	11,933	11,144	22,931	21,507
Restructuring charges	967	1,338	13,706	1,808
Currency exchange losses (gains), net	2,851	(242)	3,431	1,708
Other operating expense (a)	29,610	—	29,610	—
Operating income	14,301	47,899	33,723	76,626

Interest expense	3,014	4,201	6,605	8,103
Other income, net	(425)	(775)	(1,080)	(1,663)
Total other expense, net	2,589	3,426	5,525	6,440

Income from continuing operations before income taxes	11,712	44,473	28,198	70,186
(Benefit) provision for income taxes	(902)	15,026	894	27,537
Income from continuing operations	12,614	29,447	27,304	42,649
Income from discontinued operations	—	2,484	—	1,355
Net income	12,614	31,931	27,304	44,004
Net income attributable to noncontrolling interests	(82)	(848)	(359)	(1,170)
Net income attributable to MSA Safety Incorporated	12,532	31,083	26,945	42,834

Amounts attributable to MSA Safety Incorporated common shareholders:
Income from continuing operations	12,532	29,306	26,945	41,989
Income from discontinued operations	—	1,777	—	845
Net income	12,532	31,083	26,945	42,834

Earnings per share attributable to MSA Safety Incorporated common shareholders:
Basic
Income from continuing operations	$0.33	$0.78	$0.71	$1.12
Income from discontinued operations	$—	$0.05	$—	$0.02
Net income	$0.33	$0.83	$0.71	$1.14

Diluted
Income from continuing operations	$0.32	$0.77	$0.70	$1.11
Income from discontinued operations	$—	$0.05	$—	$0.02
Net income	$0.32	$0.82	$0.70	$1.13

Basic shares outstanding	38,065	37,411	37,914	37,368
Diluted shares outstanding	38,780	37,860	38,685	37,807
(a) Represents a charge related to product liability settlements reached in August 2017 and estimated indemnity for all other asserted cumulative trauma product liability claims. See further description under Cumulative Trauma Product Liability Charge section of Press Release narrative.

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MSA Safety Incorporated
Condensed Consolidated Balance Sheet (Unaudited)
(In thousands)

	June 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$115,361	$113,759
Trade receivables, net	219,491	209,514
Inventories	130,613	103,066
Notes receivable, insurance companies	14,161	4,180
Other current assets	72,531	42,287
Total current assets	552,157	472,806

Property, net	143,884	148,678
Prepaid pension cost	56,519	62,916
Goodwill	341,925	333,276
Notes receivable, insurance companies, noncurrent	63,833	63,147
Insurance receivable, noncurrent	81,111	157,929
Other noncurrent assets	122,607	115,168
Total assets	$1,362,036	$1,353,920

Liabilities and shareholders' equity
Notes payable and current portion of long-term debt, net	$26,827	$26,666
Accounts payable	65,392	62,734
Other current liabilities	163,123	132,010
Total current liabilities	255,342	221,410

Long-term debt, net	242,679	363,836
Pensions and other employee benefits	166,672	157,927
Deferred tax liabilities	36,176	34,044
Other noncurrent liabilities	59,571	15,491
Total shareholders' equity	601,596	561,212
Total liabilities and shareholders' equity	$1,362,036	$1,353,920

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MSA Safety Incorporated
Condensed Consolidated Statement of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net income	$12,614	$31,931	$27,304	$44,004
Depreciation and amortization	8,984	8,576	17,736	17,732
Change in working capital and other operating	28,294	(16,979)	101,242	(49,214)
Cash flow from operating activities	49,892	23,528	146,282	12,522

Capital expenditures	(4,685)	(4,776)	(6,127)	(10,595)
Property disposals and other investing	512	1,257	677	16,965
Cash flow (used in) from investing activities	(4,173)	(3,519)	(5,450)	6,370

Change in debt	(28,203)	(17,009)	(124,640)	(3,376)
Cash dividends paid	(13,369)	(12,348)	(25,824)	(24,284)
Other financing	5,098	1,605	7,944	3,161
Cash flow (used in) financing activities	(36,474)	(27,752)	(142,520)	(24,499)

Effect of exchange rate changes on cash and cash equivalents	1,689	(1,009)	3,290	2,831

Increase (decrease) in cash and cash equivalents	10,934	(8,752)	1,602	(2,776)

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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands)

	Americas	International	Corporate	Consolidated
Three months ended June 30, 2017
Sales to external customers	$174,960	$113,815	—	$288,775
Operating income				14,301
Operating margin %				5.0%
Restructuring charges				967
Currency exchange losses, net				2,851
Other operating expense				29,610
Adjusted operating income (loss)	45,528	10,970	(8,769)	$47,729
Adjusted operating margin %	26.0%	9.6%		16.5%

Six Months Ended June 30, 2017
Sales to external customers	$341,528	$213,012	—	$554,540
Operating income				33,723
Operating margin %				6.1%
Restructuring charges				13,706
Currency exchange losses, net				3,431
Other operating expense				29,610
Adjusted operating income (loss)	83,634	17,614	(20,778)	$80,470
Adjusted operating margin %	24.5%	8.3%		14.5%

	Americas	International	Corporate	Consolidated
Three months ended June 30, 2016
Sales to external customers	$177,623	$118,375	—	$295,998
Operating income				47,899
Operating margin %				16.2%
Restructuring charges				1,338
Currency exchange (gains), net				(242)
Other operating expense				—
Adjusted operating income (loss)	44,671	12,741	(8,417)	$48,995
Adjusted operating margin %	25.1%	10.8%		16.6%

Six Months Ended June 30, 2016
Sales to external customers	$344,965	$230,301	—	$575,266
Operating income				76,626
Operating margin %				13.3%
Restructuring charges				1,808
Currency exchange losses, net				1,708
Other operating expense				—
Adjusted operating income (loss)	76,016	21,148	(17,022)	$80,142
Adjusted operating margin %	22.0%	9.2%		13.9%

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The Americas and International segments were established on January 1, 2016. The Americas segment is comprised of our operations in the U.S., Canada and Latin America. The International segment is comprised of our operations in all other parts of the world including Europe, Africa, the Middle East, India, China, South East Asia and Australia. Certain global expenses are allocated to each segment in a manner consistent with where the benefits from the expenses are derived.

Adjusted operating income (loss) and adjusted operating margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss) and adjusted operating margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring, currency exchange gains (losses) and other operating expense. Adjusted operating margin is defined as adjusted operating income (loss) divided by segment sales to external customers. Adjusted operating income (loss) and adjusted operating margin are not recognized terms under GAAP and therefore do not purport to be alternatives to operating income or operating margin as a measure of operating performance. The Company's definition of adjusted operating income (loss) and adjusted operating margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Consolidated

	Three Months Ended June 30, 2017
	Breathing Apparatus	Fire and Rescue Helmets	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(12)%	(4)%	15%	(8)%	10%	11%	—%	(12)%	(2)%
Plus: Currency translation effects	—%	1%	—%	—%	1%	5%	—%	—%	—%
Constant currency sales change	(12)%	(3)%	15%	(8)%	11%	16%	—%	(12)%	(2)%

	Six Months Ended June 30, 2017
	Breathing Apparatus	Fire and Rescue Helmets	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(12)%	(1)%	17%	1%	—%	(1)%	(2)%	(11)%	(4)%
Plus: Currency translation effects	—%	2%	(1)%	—%	1%	5%	1%	(1)%	1%
Constant currency sales change	(12)%	1%	16%	1%	1%	4%	(1)%	(12)%	(3)%
Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control.
There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Americas Segment

	Three Months Ended June 30, 2017
	Breathing Apparatus	Fire and Rescue Helmets	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(16)%	(5)%	15%	4%	2%	31%	—%	(9)%	(1)%
Plus: Currency translation effects	—%	—%	(1)%	(1)%	—%	1%	—%	—%	(1)%
Constant currency sales change	(16)%	(5)%	14%	3%	2%	32%	—%	(9)%	(2)%

	Six Months Ended June 30, 2017
	Breathing Apparatus	Fire and Rescue Helmets	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(12)%	(5)%	16%	11%	(5)%	22%	—%	(6)%	(1)%
Plus: Currency translation effects	—%	—%	(2)%	(1)%	1%	1%	—%	(1)%	—%
Constant currency sales change	(12)%	(5)%	14%	10%	(4)%	23%	—%	(7)%	(1)%
Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control.
There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

International Segment

	Three Months Ended June 30, 2017
	Breathing Apparatus	Fire and Rescue Helmets	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(5)%	(4)%	16%	(25)%	20%	(8)%	(1)%	(16)%	(4)%
Plus: Currency translation effects	1%	2%	1%	1%	1%	9%	2%	—%	2%
Constant currency sales change	(4)%	(2)%	17%	(24)%	21%	1%	1%	(16)%	(2)%

	Six Months Ended June 30, 2017
	Breathing Apparatus	Fire and Rescue Helmets	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(12)%	3%	20%	(14)%	6%	(19)%	(5)%	(17)%	(8)%
Plus: Currency translation effects	1%	2%	1%	1%	2%	8%	3%	1%	3%
Constant currency sales change	(11)%	5%	21%	(13)%	8%	(11)%	(2)%	(16)%	(5)%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control.
There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Supplemental Segment Information (Unaudited)
Summary of constant currency revenue growth by segment and product group

	Three Months Ended June 30, 2017
	Consolidated	Americas	International
Fall Protection	16%	32%	1%
Industrial Head Protection	15%	14%	17%
Fixed Gas and Flame Detection	11%	2%	21%
Fire and Rescue Helmets	(3)%	(5)%	(2)%
Portable Gas Detection	(8)%	3%	(24)%
Breathing Apparatus	(12)%	(16)%	(4)%
Core Sales	—%	—%	1%

Non-Core Sales	(12)%	(9)%	(16)%

Net Sales	(2)%	(2)%	(2)%

	Six Months Ended June 30, 2017
	Consolidated	Americas	International
Fall Protection	4%	23%	(11)%
Industrial Head Protection	16%	14%	21%
Fixed Gas and Flame Detection	1%	(4)%	8%
Fire and Rescue Helmets	1%	(5)%	5%
Portable Gas Detection	1%	10%	(13)%
Breathing Apparatus	(12)%	(12)%	(11)%
Core Sales	(1)%	—%	(2)%

Non-Core Sales	(12)%	(7)%	(16)%

Net Sales	(3)%	(1)%	(5)%

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted earnings (Unaudited)
Adjusted earnings per diluted share (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change

Income from continuing operations attributable to MSA Safety Inc.	$12,532	$29,306	(57)%	$26,945	$41,989	(36)%
Tax (benefit) associated with ASU 2016-09: Improvements to employee share-based payment accounting	(4,030)	—		(6,812)	—
Tax charges associated with European reorganization	—	—		—	3,600
Subtotal	8,502	29,306	(71)%	20,133	45,589	(56)%

Self-insured legal settlements and defense costs(a)	29,653	275		29,685	295
Currency exchange losses (gains), net	2,851	(242)		3,431	1,708
Strategic transaction costs	1,642	—		2,979	511
Restructuring charges	967	1,338		13,706	1,808
Asset related losses (gains), net	137	(216)		169	(559)
Income tax expense on adjustments	(10,681)	(390)		(14,769)	(1,295)
Adjusted earnings	33,071	30,071	10%	55,334	48,057	15%

Adjusted earnings per diluted share	$0.85	$0.79	8%	$1.43	$1.27	13%

(a) Represents a charge related to product liability settlements reached in August 2017 and estimated indemnity for all other asserted cumulative trauma product liability claims. See further description under Cumulative Trauma Product Liability Charge section of Press Release narrative.

Management believes that adjusted earnings and adjusted earnings per diluted share are useful measures for investors, as management uses these measures to internally assess the company’s performance and ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings.

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About MSA:
Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures.  Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations.  The company's comprehensive product line is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining and the military.  MSA's core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, fire and rescue helmets, and fall protection devices.  With 2016 revenues of $1.15 billion, MSA employs approximately 4,300 people worldwide.  The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America.  With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America.  For more information visit MSA's web site at www.MSAsafety.com.

Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 28, 2017. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. MSA undertakes no duty to publicly update any forward looking statements contained herein, except as required by law.

Non-GAAP Financial Measures:
This earnings release includes certain non-GAAP financial measures. These financial measures include constant currency revenue growth, adjusted operating income, adjusted operating margin, adjusted earnings and adjusted earnings per diluted share. The presentation of these financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of these measures, together with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures in the financial tables section above.
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